NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FOR RELEASE: 7:00 AM (Eastern) February 13, 2014

CONMED Corporation Fourth Quarter 2013 Financial Results Exceed Company Guidance

- Record Quarterly Sales of $203.4 million

- EPS of $0.36

- Adjusted EPS of $0.53

Conference Call to be Held at 10:00 a.m. ET Today

Utica, New York, February 13, 2014 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the fourth quarter and year ended December 31, 2013.

“We exited 2013 with strong sales and earnings that exceeded the high end of our guidance for both metrics,” said Mr. Joseph J. Corasanti, President and CEO. “Fourth quarter 2013 sales of $203.4 million grew 2.1% on a constant currency basis, compared with a strong performance in the fourth quarter of 2012, and were driven by stronger-than-anticipated sales in Europe and capital equipment products sales. We also achieved sales growth for our single-use and capital products and improved our adjusted gross margins, which led to better-than-expected adjusted earnings per share of $0.53 for the fourth quarter.”

Fourth Quarter 2013 Financial Highlights:

•	Sales were $203.4 million, up 2.1% on a constant currency basis compared with the fourth quarter of 2012; both single-use and capital products grew in excess of 2.0% on an FX neutral basis.

•	International sales in the fourth quarter of 2013 were $102.7 million, representing 50.5% of total sales. Foreign currency exchange rates, including the effects of the FX hedging program, had a negative impact of $2.0 million in the fourth quarter of 2013.

•	Diluted earnings per share (GAAP) (EPS) were $0.36 compared with $0.38 in the fourth quarter of 2012. Excluding the Medical Device Excise Tax, (MDET) EPS was $0.40 in the fourth quarter of 2013.

•	Adjusted diluted earnings per share were $0.53 in the fourth quarter of 2013 compared with $0.52 in the same quarter of 2012. Excluding the MDET, adjusted EPS was $0.57 in the fourth quarter of 2013.

•	Adjusted EBITDA margin was 18.1%, consistent with the prior year period. Excluding the MDET in 2013, adjusted EBITDA margin for the fourth quarter of 2013 was 18.9%.

CONMED News Release Continued	Page 2 of 12	February 13, 2014

•	The Board of Directors declared a quarterly cash dividend of $0.20 per share, which was paid on January 6, 2014. This quarterly dividend was 33% higher than the prior quarterly cash dividend of $0.15 per share. Based upon the stock price on February 12, 2014, on an annualized basis, the dividend provides investors with a yield of nearly 2%.

Year 2013 Financial Highlights

•	Sales for 2013 were $762.7 million, up 0.2% on a constant currency basis compared with 2012, resulting from a 0.4% increase in single-use products and a 0.8% decline in capital equipment on an FX neutral basis.

•	International sales for full year 2013 were $387.2 million, representing 50.8% of total sales. Foreign currency exchange rates, including the effects of the FX hedging program, had a negative impact of $5.7 million on full year 2013.

•	Diluted earnings per share (GAAP) were $1.28 in the 2013 compared with $1.41 in 2012. Excluding the MDET, EPS was $1.41 in 2013.

•	Adjusted diluted earnings per share were $1.81 in 2013 compared with $1.80 in 2012. Excluding the MDET, adjusted EPS was $1.94 in 2013.

•	Adjusted EBITDA margin was 17.2% in 2013 compared with 17.4% in 2012. Excluding the MDET in 2013, adjusted EBITDA margin for the year was 18.0%.

CONMED generated $27.3 million in cash from operating activities in the fourth quarter of 2013. For 2013, the Company generated $80.9 million in cash from operating activities, more than double the net income for the year. The Company repurchased 1,577,800 shares of its common stock for $50.6 million in 2013 at an average price of $32.04 per share.

Outlook

“We are encouraged by the sales growth acceleration we achieved throughout 2013, particularly in our single-use surgical devices, and are optimistic that the positive trends in surgical procedure growth in both the domestic and international markets will support our continued progress,” continued Mr. Corasanti. “We have a dynamic financial model and higher-margin single-use products comprise 80% of CONMED’s sales with the remaining 20% of sales resulting from surgical devices that fall under the capital expenditure budgets of our hospital customers. Despite the headwinds our capital products faced throughout 2013 due to continued budgetary restraints at hospitals in the United States and public healthcare systems in other countries, we achieved sales growth among these products that exceeded our expectations for the fourth quarter. Looking forward to 2014, we believe that continued modest improvement in the global economy will allow CONMED to achieve annual sales growth and we are reiterating our 2014 sales and adjusted earnings per share guidance. This forecast is based on our expectations for continued sales growth for our single-use products and continued sales improvement for our capital products as the capital equipment replacement cycle normalizes.”

For the first quarter of 2014 CONMED expects to achieve:

•	Sales in the range of $191 to $196 million; and
•	Adjusted earnings per share between $0.45 and $0.49.

For the full year 2014 CONMED expects to achieve:

•	Sales in the range of $770 to $780 million;
•	Adjusted earnings per share between $1.90 and $2.00; and
•	Approximately 50 basis point improvement in adjusted operating and EBITDA margins.

The adjusted estimates for the first quarter and full year 2014 exclude special items, such as manufacturing restructuring costs expected to be incurred due to relocation of manufacturing activities and patent litigation expense.

CONMED News Release Continued	Page 3 of 12	February 13, 2014

Special charges

During the fourth quarter of 2013, the Company continued the on-going consolidation of certain administrative functions and manufacturing activities. Also incurred were litigation costs associated with patent litigation. Further, during the fourth quarter of 2013, the Company incurred a non-cash expense from the settlement of certain pension obligations. Expenses associated with these activities, including severance and relocation costs, amounted to $4.7 million, net of tax, in the fourth quarter of 2013. These charges are included in the GAAP earnings per share set forth above and are excluded from the adjusted results. For 2014, the Company presently anticipates incurring additional pre-tax special costs of $4.0 – 5.0 million on projects currently in process.

Use of non-GAAP financial measures

Management has disclosed adjusted financial measurements in this press announcement that present financial information that is not in accordance with generally accepted accounting principles. These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company’s on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies. Adjusted net income, adjusted operating income and adjusted earnings per share measure the income of the Company excluding credits or charges that are considered by management to be outside of the normal on-going operations of the Company. Management uses and presents adjusted net income, adjusted operating margin and adjusted earnings per share because management believes that in order to properly understand the Company’s short and long-term financial trends, the impact of special items should be eliminated from on-going operating activities. These adjustments for special items are derived from facts and circumstances that vary in frequency and impact on the Company’s results of operations. Management uses adjusted net income, adjusted operating income and adjusted earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Adjusted financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Conference call

The Company will webcast its fourth quarter 2013 conference call live over the Internet at 10:00 a.m. Eastern Time on Thursday, February 13, 2014. This webcast can be accessed from CONMED’s web site at www.conmed.com. Replays of the call will be made available through February 21, 2014.

CONMED profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. Headquartered in Utica, New York, the Company’s 3,600 employees distribute its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 16 countries outside the United States and international sales constitute approximately 50% of the Company’s total sales.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012; (iii) cyclical purchasing patterns from customers, end-users and dealers; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; (vii) increasing costs for raw material, transportation or litigation; (viii) the risk of a lack of allograft tissues due to reduced donations of such tissues or due to tissues not meeting the appropriate high standards for screening and/or processing of such tissues; and/or (ix) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 4 of 12	February 13, 2014

CONMED CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In thousands except per share amounts)

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2012	2013	2012	2013

Net sales	$201,244	$203,442	$767,140	$762,704
Cost of sales	91,424	89,910	354,245	341,661
Cost of sales, other – Note A	2,533	2,137	7,052	8,626

Gross profit	107,287	111,395	405,843	412,417

Selling and administrative	79,892	82,355	302,469	310,730
Research and development	6,850	6,438	28,214	25,831
Medical device excise tax	—	1,536	—	5,949
Other expense– Note B	3,529	4,885	9,950	13,399
	90,271	95,214	340,633	355,909

Income from operations	17,016	16,181	65,210	56,508

Loss on early extinguishment of debt	—	—	—	263

Interest expense	1,397	1,482	5,730	5,613

Income before income taxes	15,619	14,699	59,480	50,632

Provision for income taxes	4,722	4,472	18,999	14,693

Net income	$10,897	$10,227	$40,481	$35,939

Per share data:
Net income
Basic	$.38	$.37	$1.43	$1.30
Diluted	.38	.36	1.41	1.28

Weighted average common shares
Basic	28,408	27,644	28,301	27,722
Diluted	28,727	28,062	28,653	28,114

Note A –Included in cost of sales, other in the three and twelve months ended December 31, 2012 and 2013 are costs related to the consolidation of our production facilities. Also included in the twelve months ended December 31, 2013 are costs associated with the termination of a product offering. Refer to the Reconciliation of Reported Net Income to Adjusted Net Income for further details.

Note B – Other expense in the three and twelve months ended December 31, 2012 and 2013 includes a number of adjusted charges. Refer to the Reconciliation of Reported Net Income to Adjusted Net Income for further details.

CONMED News Release Continued	Page 5 of 12	February 13, 2014

CONMED CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

ASSETS

	December 31,
	2012	2013
Current assets:
Cash and cash equivalents	$23,720	$54,443
Accounts receivable, net	139,124	140,426
Inventories	156,228	143,211
Income taxes receivable	2,897	3,805
Deferred income taxes	11,931	13,202
Prepaid expenses and other current assets	14,993	17,045
Total current assets	348,893	372,132

Property, plant and equipment, net	139,041	138,985
Deferred income taxes	1,057	1,183
Goodwill	248,502	248,428
Other intangible assets, net	334,185	319,440
Other assets	7,171	10,340
Total assets	$1,078,849	$1,090,508

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$1,050	$1,140
Other current liabilities	124,164	110,125
Total current liabilities	125,214	111,265

Long-term debt	160,802	214,435
Deferred income taxes	99,199	113,199
Other long-term liabilities	86,636	45,290
Total liabilities	471,851	484,189

Shareholders' equity:
Capital accounts	256,672	228,002
Retained earnings	377,907	395,889
Accumulated other comprehensive loss	(27,581)	(17,572)
Total equity	606,998	606,319

Total liabilities and shareholders' equity	$1,078,849	$1,090,508

CONMED News Release Continued	Page 6 of 12	February 13, 2014

CONMED CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Twelve months ended
	December 31,
	2012	2013
Cash flows from operating activities:
Net income	$40,481	$35,939
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	46,616	47,867
Stock-based compensation	5,653	5,593
Loss on early extinguishment of debt	—	263
Deferred income taxes	12,946	7,218
Increase (decrease) in cash flows from changes in assets and liabilities:
Accounts receivable	1,687	(798)
Inventories	3,810	(1,817)
Accounts payable	259	4,223
Income taxes receivable (payable)	(6,651)	(1,519)
Accrued compensation and benefits	767	(71)
Other assets	(1,210)	(5,222)
Other liabilities	(9,159)	(10,727)
Net cash provided by operating activities	95,199	80,949

Cash flows from investing activities:
Payments related to business acquisition and distribution agreement, net of cash acquired	(86,253)	—
Proceeds from sale of property	1,836	—
Purchases of property, plant, and equipment	(21,532)	(18,445)
Net cash used in investing activities	(105,949)	(18,445)

Cash flows from financing activities:
Payments on debt	(54,657)	(1,277)
Proceeds of debt	73,000	55,000
Payments related to distribution agreement	—	(34,000)
Dividends paid on common stock	(12,862)	(16,696)
Payments related to issuance of debt	—	(1,725)
Net proceeds from common stock issued under employee plans	10,165	17,264
Repurchase of common stock	(3,923)	(50,556)
Other, net	(370)	694
Net cash provided by (used in) financing activities	11,353	(31,296)

Effect of exchange rate change on cash and cash equivalents	(2,931)	(485)

Net increase (decrease) in cash and cash equivalents	(2,328)	30,723

Cash and cash equivalents at beginning of period	26,048	23,720

Cash and cash equivalents at end of period	$23,720	$54,443

CONMED News Release Continued	Page 7 of 12	February 13, 2014

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME

Three Months Ended December 31, 2012 and 2013

(In thousands except per share amounts)

(unaudited)

	2012	2013

Reported net income	$10,897	$10,227

Facility consolidation costs	2,533	2,137

Total cost of sales	2,533	2,137

Administrative consolidation costs included in other expense	3,053	2,447

Costs associated with purchase of a business	476	—

Patent dispute costs included in other expense	—	995

Pension settlement expense	—	1,443

Total other expense	3,529	4,885

Adjusted expense before income taxes	6,062	7,022

Provision (benefit) for income taxes on adjusted expenses	(2,074)	(2,351)

Adjusted net income	$14,885	$14,898

Per share data:

Reported net income
Basic	$0.38	$0.37
Diluted	0.38	0.36

Adjusted net income
Basic	$0.52	$0.54
Diluted	0.52	0.53

Management has provided the above reconciliation of net income to adjusted net income as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 8 of 12	February 13, 2014

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME

Twelve Months Ended December 31, 2012 and 2013

(In thousands except per share amounts)

(unaudited)

	2012	2013

Reported net income	$40,481	$35,939

Costs associated with termination of a product offering	—	2,137

Facility consolidation costs	7,052	6,489

Total cost of sales	7,052	8,626

Administrative consolidation costs included in other expense	6,497	8,750

Costs associated with purchase of Nordic region distributor	704	—

Costs associated with purchase of a business	1,194	—

Legal arbitration and patent dispute costs included in other expense	1,555	3,206

Pension settlement expense	—	1,443

Total other expense	9,950	13,399

Loss on early extinguishment of debt	—	263

Adjusted expense before income taxes	17,002	22,288

Provision (benefit) for income taxes on adjusted expenses	(5,829)	(7,473)

Adjusted net income	$51,654	$50,754

Per share data:

Reported net income
Basic	$1.43	$1.30
Diluted	1.41	1.28

Adjusted net income
Basic	$1.83	$1.83
Diluted	1.80	1.81

Management has provided the above reconciliation of net income to adjusted net income as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 9 of 12	February 13, 2014

CONMED CORPORATION

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED INCOME FROM OPERATIONS

(In thousands)

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2012	2013	2012	2013

Reported income from operations	$17,016	$16,181	$65,210	$56,508

Costs associated with termination of a product offering included in cost of sales	—	—	—	2,137

Facility consolidation costs included in cost of sales	2,533	2,137	7,052	6,489

Administrative consolidation costs included in other expense	3,053	2,447	6,497	8,750

Medical device excise tax	—	1,536	—	5,949

Costs associated with purchase of a business	476	—	1,194	—

Costs associated with purchase of Nordic region distributor	—	—	704	—

Legal arbitration and patent dispute costs included in other expense	—	995	1,555	3,206

Pension settlement expense	—	1,443	—	1,443

Adjusted income from operations	$23,078	$24,739	$82,212	$84,482

Operating Margin
Reported	8.5%	8.0%	8.5%	7.4%

Adjusted	11.5%	12.2%	10.7%	11.1%

Management has provided the above reconciliation as an additional measure that investors can use to compare financial results between reporting periods. Management believes this reconciliation provides a useful presentation of financial measures as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 10 of 12	February 13, 2014

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO EBITDA & ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2012	2013	2012	2013

Net income	$10,897	$10,227	$40,481	$35,939

Provision for income taxes	4,722	4,472	18,999	14,693

Interest expense	1,397	1,482	5,730	5,613

Loss on early extinguishment of debt	—	—	—	263

Depreciation	4,617	4,952	18,635	18,653

Amortization	7,100	7,228	27,305	28,655

EBITDA	$28,733	$28,361	$111,150	$103,816

Stock-based compensation	1,538	1,491	5,653	5,593

Costs associated with termination of a product offering included in cost of sales	—	—	—	2,137

Facility consolidation costs included in cost of sales	2,533	2,137	7,052	6,489

Administrative consolidation costs included in other expense	3,053	2,447	6,497	8,750

Costs associated with purchase of a business	476	—	1,194	—

Costs associated with purchase of Nordic region distributor	—	—	704	—

Legal arbitration and patent dispute costs included in other expense	—	995	1,555	3,206

Pension settlement expense	—	1,443	—	1,443

Adjusted EBITDA	$36,333	$36,874	$133,805	$131,434

EBITDA Margin
EBITDA	14.3%	13.9%	14.5%	13.6%

Adjusted EBITDA	18.1%	18.1%	17.4%	17.2%

Management has provided the above reconciliations as additional measures that investors can use to compare financial results between reporting periods. Management believes these reconciliations provide a useful presentation of financial measures as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 11 of 12	February 13, 2014

CONMED CORPORATION

Fourth Quarter Sales Summary

(in millions)

	Three Months Ended December 31,

				Constant
				Currency
	2012	2013	Growth	Growth

Orthopedic surgery	$107.0	$107.7	0.7%	2.2%
General surgery	76.3	76.8	0.7%	1.2%
Surgical visualization	17.9	18.9	5.6%	5.6%
	$201.2	$203.4	1.1%	2.1%

Single-use products	$160.0	$161.5	0.9%	2.0%
Capital products	41.2	41.9	1.7%	2.4%
	$201.2	$203.4	1.1%	2.1%

CONMED News Release Continued	Page 12 of 12	February 13, 2014

CONMED CORPORATION

Twelve Months Sales Summary

(in millions)

	Twelve Months Ended December 31,

				Constant
				Currency
	2012	2013	Growth	Growth

Orthopedic surgery	$413.9	$410.2	-0.9%	0.1%
General surgery	286.6	286.7	0.0%	0.5%
Surgical visualization	66.6	65.8	-1.2%	-0.9%
	$767.1	$762.7	-0.6%	0.2%

Single-use products	$611.2	$609.0	-0.4%	0.4%
Capital products	155.9	153.7	-1.4%	-0.8%
	$767.1	$762.7	-0.6%	0.2%